UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 5, 2022

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way,	Fort Myers,	Florida	33912
(Address of principal executive offices)			(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On December 5, 2022, the Company appointed Jeffrey S. Sherman, age 57, as Chief Financial Officer of the Company, effective December 7, 2022 (the “Effective Date”). Prior to joining the Company, Mr. Sherman served as the Chief Financial Officer of Privia Health Group, Inc. (NASDAQ: PRVA) a national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care. Prior to joining Privia, Mr. Sherman served as the Executive Vice President, Chief Financial Officer and Treasurer at HMS, a technology, analytics and engagement solutions provider helping organizations reduce costs and improve health outcomes, from 2014 to 2021. Mr. Sherman was part of the team that helped drive a significant improvement in operating performance at HMS during his tenure and led the process which resulted in a sale to Veritas-backed Gainwell Technologies for $3.4 billion in April 2021. Prior to that, Mr. Sherman served as Executive Vice President and Chief Financial Officer of AccentCare, a healthcare delivery organization, from 2013 to 2014. Mr. Sherman previously served as Executive Vice President and Chief Financial Officer of Lifepoint Hospitals, Inc. from 2009 to 2013. His experience also includes senior finance positions with Tenet Healthcare Corporation including Treasurer, and Divisional and Hospital CFO roles. Mr. Sherman received a bachelor’s degree in Finance/Accounting from the University of Colorado, Boulder, and an MBA from the University of Southern California.
In connection with his appointment, the Company and Mr. Sherman entered into an Employment Agreement (the “Employment Agreement”) which provides that Mr. Sherman’s base salary will be $525,000 per year, with annual review and adjustment at the discretion of the Board or the Culture and Compensation Committee of the Board (the “Compensation Committee”), an annual incentive cash bonus of 70% of annual salary and an annual equity-based award of $2,000,000, each based on the achievement of the Company’s corporate objectives and Mr. Sherman’s individual objectives, in each case, as established by the Board or the Compensation Committee. In addition, Mr. Sherman will receive a sign-on cash bonus of $250,000. Mr. Sherman also received a sign on equity award worth approximately $3,000,000 in the form of an inducement award, $1,500,000 of which will be in the form of restricted stock and $1,500,000 of which will be in the form of stock options. $1,000,000 of the restricted stock portion of the award will vest in four equal annual installments based on an increase in the Company’s absolute total stockholder return in the 12-month periods that runs from December 7, 2022 through December 6, 2023, as determined by the Board of Directors of the Company or its compensation committee. The restricted stock and the stock options granted as sign on equity will vest in four equal annual installments, subject to Mr. Sherman's continued service through each applicable vesting date.
Mr. Sherman is eligible to participate in the benefit plans and programs generally available to the Company’s employees, except to the extent such plans are duplicative of other benefits otherwise provided to executive officers. Mr. Sherman will also be entitled to reimbursement of all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, subject to any maximum annual limit and other restrictions set by the Company from time to time and to such reasonable substantiation and documentation as may be specified by the Company from time to time. If Mr. Sherman is terminated without cause or if Mr. Sherman terminates his employment for good reason, the Company agrees to provide to Mr. Sherman as severance: (i) an amount equal to one times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Sherman timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Sherman’s termination and (iv) accelerated vesting for time-based equity awards that would have vested within 12 months of the termination date. If Mr. Sherman’s employment is terminated under these circumstances during the twenty-four month period that follows, or the three-month period that precedes, a change in control (as defined in the Employment Agreement), in lieu of the severance described above, subject to his execution of a release agreement in favor of the Company, the Company agrees to provide to Mr. Sherman as severance: (i) an amount equal to two times his base salary, (ii) an amount equal to one times his target bonus, (iii) if Mr. Sherman timely elects to continue health plan coverage under COBRA, reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Sherman’s termination and (iv) accelerated vesting of all time-based equity awards.
The summary of the Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Mr. Sherman does not have any family relationships with any of the Company’s other officers or directors.
In addition, on December 5, 2022, the Company announced William Bonello will be stepping down as the Chief Financial Officer of the Company, effective December 7, 2022. Although Mr. Bonello will no longer be an officer of the Company, Mr. Bonello will remain an employee of the Company to provide transition and onboarding support for the Company’s new Chief Financial Officer.

Item 7.01	Regulation FD Disclosure.
On December 5, 2022, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

	10.1	Employment Agreement of Jeffrey S. Sherman, dated December 5, 2022.
	99.1	Press Release of NeoGenomics, Inc., dated December 5, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Alicia C. Olivo
Name:	Alicia C. Olivo
Title:	General Counsel and Corporate Secretary
Date:	December 6, 2022